Exhibit 99.1

Mitek Reports Fourth Quarter and Fiscal 2013 Financial Results

•	Revenue up 63% Y/Y for fiscal 2013, bolstered by strong fourth quarter revenue performance

•	Mobile Deposit® licensed financial institutions grew to 1,420 banks signed, 805 banks live

•	Mobile Photo Account Opening™ won Best of Show at Finovate Fall 2013

•	Ended fiscal 2013 with cash, cash equivalents and investments of $29 million

•	17th patent recently issued by USPTO for Mobile Photo Bill Pay®; 22 patents are pending

SAN DIEGO – November 7, 2013 - Mitek Systems, Inc. (NASDAQ: MITK, www.miteksystems.com), the leading innovator in mobile imaging for financial transactions, today announced its financial results for the fourth quarter and fiscal 2013, which ended September 30, 2013.

“During fiscal 2013, we increased revenue 63% and made significant progress in establishing our multi-product suite of Mobile Imaging solutions for bill payment, account opening and credit card balance transfers. These solutions accompany our flagship Mobile Deposit offering which has been used by over 20 million consumers according to Celent Research estimates” said James B. DeBello, president and CEO of Mitek. “An increasing number of companies are deploying several of Mitek’s Mobile Imaging solutions to provide a superior and consistent consumer experience as they align their product offerings with the modern, mobile customer. We expect additional companies to deploy more than one of our Mobile Imaging products in fiscal 2014.”

Total revenue for the fourth quarter of fiscal 2013 was $4.4 million compared to total revenue of $1.2 million in the fourth quarter of fiscal 2012, driven by revenue from Mobile Deposit, Mobile Photo Bill Pay, and Mobile Photo Quoting.

GAAP net loss for the fourth quarter of fiscal 2013 was $1.5 million, or $0.05 per share, compared to GAAP net loss of $3.0 million, or $0.12 per share, in the fourth quarter of fiscal 2012. Non-GAAP net loss for the fourth quarter of fiscal 2013 was $0.7 million, or $0.02 per share, compared to non-GAAP net loss of $2.4 million, or $0.09 per share, in the fourth quarter of fiscal 2012.

Total operating expenses for the fourth quarter of fiscal 2013 were $5.9 million compared to $4.2 million for the fourth quarter of fiscal 2012. Total operating expenses for fiscal 2013 were $22.1 million compared to $17.0 million in fiscal 2012. The year-over-year increase in total operating expenses was primarily driven by higher investments in personnel to grow the business as well as litigation expense related to protecting the Company’s intellectual property.

The Company ended fiscal 2013 with cash, cash equivalents and investments of $29.0 million, compared to $14.6 million at the end of fiscal 2012.

Highlights

•	Announced Mobile Photo Account Opening™ for employee-assisted or customer self-service

•	Mobile Photo Bill Pay® licensed financial institutions grew to [14] banks signed with [9] banks live

•	Collaborated with US Bank to launch Mobile Photo Balance Transfer™

Conference Call

Mitek management will host a conference call and live webcast for analysts and investors today at 5:00 p.m. ET to discuss the Company’s financial results. To participate, please dial in as follows approximately ten minutes in advance of the scheduled start time:

•	Parties in the U.S. and Canada can access the call by dialing 1-877-269-7756.

•	International parties can access the call by dialing 1-201-689-7817.

Mitek will offer a live webcast of the conference call, which will also include forward-looking information. The live webcast will be accessible on the “Investor Relations” section of the Company’s website at http://www.miteksystems.com. An audio replay of the conference call will be available approximately two hours after the call and will be archived for 30 days. To hear the replay, parties in the United States and Canada should call 1-877-660-6853 and enter conference code 423311. International parties should call 1-201-612-7415 and enter conference code 423311.

About Mitek

Headquartered in San Diego, CA, Mitek (NASDAQ: MITK) is the leading innovator of mobile imaging for financial transactions. Mitek’s patented mobile photo technology automatically captures images of personal and financial documents and then extracts relevant data. This enables consumers to use the Camera as a Keyboard™ to reduce friction for mobile check deposit, account opening, bill payment, insurance quoting, and many other use cases. This innovative technology is licensed by more than 1,000 organizations and used by tens of millions of consumers enabling increased customer acquisition, retention and operational efficiency. www.miteksystems.com. MITK-F

Notice Regarding Forward-Looking Statements

Statements contained in this news release relating to the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future, including, but not limited to, statements relating to the Company’s long-term prospects, market opportunities beyond the financial services market, and the pursuit of partnerships in new market segments are forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks related to the Company’s ability to withstand negative conditions in the global economy, a lack of demand for or market acceptance of the Company’s products, the Company’s ability to continue to develop, produce and introduce innovative new products in a timely manner or the outcome of any pending or threatened litigation and the timing of the launch of Mobile Deposit by the Company’s signed customers.

Additional risks and uncertainties faced by the Company are contained from time to time in the Company’s filings with the U.S. Securities and Exchange Commission (SEC), including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012 and its quarterly reports on Form 10-Q and current reports on Form 8-K, which you may obtain for free on the SEC’s website at www.sec.gov. Collectively, these risks and uncertainties could cause the Company’s actual results to differ materially from those projected in its forward-looking statements and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company disclaims any intention or obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Note Regarding Use of Non-GAAP Financial Measures

This news release contains non-GAAP financial measures for non-GAAP net (loss) income and non-GAAP net (loss) income per share that exclude stock compensation expenses. These financial measures are not calculated in accordance with generally accepted accounting principles (GAAP) and are not based on any comprehensive set of accounting rules or principles. In evaluating the Company’s performance, management uses certain non-GAAP financial measures to supplement financial statements prepared under GAAP. Management believes these non-GAAP financial measures provide a useful measure of the Company’s operating results, a meaningful comparison with historical results and with the results of other companies, and insight into the Company’s ongoing operating performance. Further, management and the Board of Directors utilize these non-GAAP financial measures to gain a better understanding of evaluating the Company’s comparative operating performance from period-to-period and as a basis for planning and forecasting future periods. Management believes these non-GAAP financial measures, when read in conjunction with the Company’s GAAP financials, are useful to investors because they provide a basis for meaningful period-to-period comparisons of the Company’s ongoing operating results, including results of operations, against investor and analyst financial models, identifying trends in the Company’s underlying business and performing related trend analyses, and they provide a better understanding of how management plans and measures the Company’s underlying business.

© 2013 Mitek Systems, Inc. All rights reserved. The Mitek Systems name and logo and Mobile Deposit® are registered trademarks of Mitek Systems, Inc. Other product or service names mentioned herein are the trademarks of their respective owners.

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MITEK SYSTEMS, INC.

BALANCE SHEETS

	September 30,	September 30,
	2013	2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$23,294,456	$6,702,090
Short-term investments	5,730,872	5,819,537
Accounts receivable, net	1,494,627	1,097,311
Other current assets	661,706	485,165

Total current assets	31,181,661	14,104,103

Long-term investments	—	2,085,690
Property and equipment, net	1,629,664	491,079
Other non-current assets	42,049	42,049

Total assets	$32,853,374	$16,722,921

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,875,909	$711,950
Accrued payroll and related taxes	1,455,487	726,965
Deferred revenue, current portion	2,335,532	1,632,085
Other current liabilities	151,536	31,656

Total current liabilities	5,818,464	3,102,656

Other non-current liabilities	1,306,168	63,586

Total liabilities	7,124,632	3,166,242

Stockholders’ equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value, 60,000,000 and 40,000,000 shares authorized, respectively; 30,361,442 and 25,995,216 issued and outstanding, respectively	30,361	25,995
Additional paid-in capital	56,431,640	36,990,691
Accumulated other comprehensive loss	1,838	(616)
Accumulated deficit	(30,735,097)	(23,459,391)

Total stockholders’ equity	25,728,742	13,556,679

Total liabilities and stockholders’ equity	$32,853,374	$16,722,921

MITEK SYSTEMS, INC.

STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Revenue
Software	$3,276,701	$524,970	$10,716,505	$6,386,361
Maintenance and professional services	1,110,530	694,763	4,086,680	2,706,322

Total revenue	4,387,231	1,219,733	14,803,185	9,092,683

Operating costs and expenses
Cost of revenue-software	157,927	112,722	744,842	540,321
Cost of revenue-maintenance and professional services	219,140	179,973	858,757	723,599
Selling and marketing	1,709,101	808,484	5,852,448	3,450,054
Research and development	1,773,286	1,637,072	6,793,412	6,664,030
General and administrative	2,004,212	1,506,528	7,853,264	5,595,843

Total costs and expenses	5,863,666	4,244,779	22,102,723	16,973,847

Operating loss	(1,476,435)	(3,025,046)	(7,299,538)	(7,881,164)

Other income (expense), net
Interest and other expense, net	(41,854)	(48,014)	(151,973)	(239,984)
Interest income	47,835	58,225	176,881	277,144

Total other income (expense), net	5,981	10,211	24,908	37,160

Loss before income taxes	(1,470,454)	(3,014,835)	(7,274,630)	(7,844,004)

Income tax (provision) benefit	(276)	4,808	(1,076)	4,008

Net loss	$(1,470,730)	$(3,010,027)	$(7,275,706)	$(7,839,996)

Net loss per share - basic and diluted	$(0.05)	$(0.12)	$(0.26)	$(0.31)

Shares used in calculating net loss per share - basic and diluted	30,336,347	25,937,801	27,492,670	25,124,179

MITEK SYSTEMS, INC.

NON-GAAP NET LOSS RECONCILIATION

(Unaudited)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Loss before income taxes	$(1,470,454)	$(3,014,835)	$(7,274,630)	$(7,844,004)

Add back:
Stock compensation expense	746,095	615,988	2,791,862	2,599,858

Non-GAAP loss before income taxes	(724,359)	(2,398,847)	(4,482,768)	(5,244,146)
Non-GAAP income tax (provision) benefit	(276)	4,808	(1,076)	4,008

Non-GAAP net loss	$(724,635)	$(2,394,039)	$(4,483,844)	$(5,240,138)

Non-GAAP net loss per share - basic and diluted	$(0.02)	$(0.09)	$(0.16)	$(0.21)

Shares used in calculating non-GAAP net loss per share - basic and diluted	30,336,347	25,937,801	27,492,670	25,124,179

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Mitek Contacts:

Peter Salkowski

Managing Director, The Blueshirt Group

ir@miteksystems.com

858-309-1780